EXHIBIT 10.1

2006 Cricket Non-Sales Bonus Plan

SECTION 1 — ESTABLISHMENT AND OBJECTIVE
1.1	Establishment of Plan
Cricket Communications, Inc. (the “Company”) hereby establishes the 2006 Cricket Non-Sales Bonus Plan (the “Plan”) for qualified employees of the Company as provided in Section 3 below.
1.2 Objective of the Plan
The objective of the Plan is to attract, motivate and retain employees who can, through their collective and individual efforts, help the Company achieve its 2006 business goals. The Plan is intended to share the success of the Company with eligible employees to the extent that the Company’s performance and an employee’s individual performance warrant, and to provide compensation for eligible employees which is competitive in a manner consistent with the Company’s philosophy of paying for performance.
SECTION 2 — DEFINITIONS
Active Employee is any employee who is performing the regular duties of his/her assigned work on a full-time or part-time basis.
Annual Base Salary Rate
Full-time employees
In the case of a salaried employee, his/her Annual Base Salary rate, or in the case of a full time non-exempt employee his/her hourly rate of pay multiplied by 2080 hours, in each case, prorated to reflect any salary/hourly rate changes received during the plan year.
Part time employees
The hourly rate of pay multiplied by the number of hours projected to be worked in one year, prorated to reflect any salary/hourly rate changes received during the plan year.
Bonus Target Percentage is established for each eligible participant based on the participant’s grade in the compensation structure, and is described as a percentage of an employee’s Annual Base Salary Rate.

2006 Cricket Non-Sales Bonus Plan

Performance Metric Results are the results of the Company, Region, Area, or Market on metrics specified in the Plan for a particular plan year. The Performance Metric Results are measured against the year-to-date budget for the current Plan year/quarter. Metric goals are set by the Chief Executive Officer.
Sales Employee is defined as any employee of the Company who works in a Cricket retail location or who is assigned to support Cricket’s indirect dealers or distributors, including but not limited to employees with the titles listed in the attachments to the plan.
Target Bonus is the employee’s Annual Base Salary Rate multiplied by the Bonus Target Percentage for the employee’s position.
SECTION 3 — ELIGIBILITY
3.1	Eligibility
All regular Non-Sales Employees classified as working twenty (20) hours per week or more shall be eligible participants in the Plan. Bonuses paid under the Plan to employees classified as working less than thirty-five (35) hours but at least twenty (20) hours per week will be pro-rated to 50% of the bonus otherwise payable under the Plan. An employee who joins the Company or otherwise becomes eligible to participate in the Plan during the year will have any bonus awarded under this Plan pro-rated from the date on which he/she first becomes a participant in the Plan.
Except as provided in Section 4.2, an employee must be an Active Employee of the Company or one of its wholly owned subsidiaries on the day the bonus payment is made to receive a payment under the Plan.
An employee on a Performance Improvement Plan and/or a Leave of Absence will be ineligible to participate in the Plan for the period of time he/she is on the Performance Improvement Plan and/or Leave of Absence. Payments will be reduced/pro-rated for periods on a Performance Improvement Plan and/or Leave of Absence.
Employees who change positions during the Plan year will receive payments pro-rated for the time and applicable Target Bonus for each position.
No participant in the Cricket Sales Bonus Plan or any other Company bonus plan may participate in this Plan, except to the extent that the participant participates in two plans as a result of a change in position during a Plan year.

2006 Cricket Non-Sales Bonus Plan

SECTION 4 — PAYMENT OF BONUSES
4.1	Calculation of Bonuses
Total bonus awards can range from:
•	0% to 100% of the participant’s Target Bonus (pro-rated for the period covered) for the first quarter of the year, and

•	0% to 75% of the participant’s Target Bonus (pro-rated for the period covered) for the second and third quarters of the year.
Total bonus awards for the entire year can range from 0% to more than 100% of a participant’s Target Bonus in accordance with the Attachments to this Plan. Bonus Awards to be paid pursuant to the Plan will be calculated based on three main components: Target Bonus, Performance Metric Results, and individual performance ratings.
Bonus Components
Q1 Components
For the first quarter, bonuses for participants who are in a Director level or above position will be determined based on two parts: 75% based on the applicable Performance Metric Results and 25% based on the achievement of the participant’s individual objectives. For participants in positions up to the Manager level, 100% of the bonus for the first quarter will be determined based on the applicable Performance Metric Results.
Q2 through Q4 Components
Effective with the start of the second quarter, bonuses for all Plan participants will be based 75% on the applicable Performance Metrics Results and 25% on achievement of individual objectives.
Performance Metric Results
The portion of the quarterly bonus award based on year-to-date Company, Region, Area or Market metric performance, as applicable, and will be paid on a quarterly basis after deducting any previously paid quarterly bonuses based on Performance Metric Results.
•	For the first quarter, the portion of the bonus award based on Performance Metric Results will be capped at (a) 100% of the Target Bonus (pro-rated for the period covered) for employees in positions up to the manager level, and (b) 75% of the Target Bonus (pro-rated for the period covered) for employees at the Director and above levels with the remaining portion of the bonus award payment for Directors and above based on individual performance.

•	For the second and third quarters, the portion of the bonus award based on Performance Metric Results will be capped at 75% of the Target Bonus (pro-rated for the period covered) with the remaining portion of the bonus award payment based on individual performance.

2006 Cricket Non-Sales Bonus Plan

•	For the fourth quarter, the portion of the bonus award based on Performance Metric Results will be calculated in accordance with the Attachments to this Plan with any remaining portion of the bonus award payment based on individual performance.
At each measurement date, the minimum performance level must have been achieved against each Performance Metric Result for any bonus award to be paid out. The payout levels associated with various levels of performance achievement can be found in the Attachments to the Plan.
Individual Performance Bonus
The portion of the bonus award based on individual performance will be determined with respect to each quarter based on the employee’s achievement of his/her individual objectives during such quarter. Individual objectives should be established early in the Plan year and each participant’s achievement against such objectives should be measured each quarter by two levels of supervision.
Q1 Individual Performance Bonus For Directors and Above For First Quarter
The portion of the bonus associated with the achievement of the participant’s individual objectives for the first quarter (only Directors and above have a portion of their bonus based on individual objectives in the first quarter) will be payable as part of the first quarter’s bonus award and can range from 0% to 25% of the Target Bonus (pro-rated for the period covered) Any bonus payment above that amount associated with an employees achievement against his/her individual objectives in the first quarter, based on the scale found in the Attachments to the Plan, will be payable at the end of the year, concurrent with the Q4 payment.
Q2 through Q4 Individual Performance Bonus
The portion of the bonus associated with the achievement of the participant’s individual objectives for the second, third, and fourth quarters will be payable as part of the fourth quarter’s bonus award and will be calculated in accordance with the Attachments to this Plan.
4.2 Payment of Bonuses
The employee’s bonus, as calculated under Subsection 4.1, shall be earned by and paid to the employee only if he/she is an Active Employee on the payroll or an employee classified as on a Leave of Absence on the date the bonus payment is made. If an employee dies or becomes disabled during the Plan year, he/she or his/her estate, personal representative or beneficiary shall be paid a pro-rated portion of the bonus earned for the applicable period representing the days of active employment during such period.
The Company will withhold, or require the withholding from any payment, any federal, state, or local taxes required by law to be withheld with respect to such payment.

2006 Cricket Non-Sales Bonus Plan

4.3	Correction of Errors
The Company reserves the right to recalculate and correct any bonus awards that were calculated and paid based on any clerical or administrative error. This includes, but is not limited to, changes to Performance Metrics Results, dates in position, dates on PIPs or LOA’s, changes in Target Bonus or salaries, etc. Any bonus award that was overpaid in error must be repaid by the employee within 30 days of notification of the error.
4.4	401(k) Plan
An employee’s bonus is not considered eligible compensation for purposes of employee contributions or employer matching contributions to the employees’ 401(k) Plan.
4.5	Special Circumstances
In the event that an employee is part of a reduction in force during the year, the bonus payment for that portion of the year that falls between the employee’s final day of employment and the end of the previous quarter will be calculated and paid at 100% of the employee’s Target Bonus, pro-rated for the period of time the employee was an Active Employee during the applicable period.
With respect to each quarter in 2006, if an employee has not completed any Company required training by the last day of such quarter, or is delinquent in other responsibilities on the last day of such quarter (for example, if the employee is delinquent in preparing individual goals and objectives or in preparing performance evaluations for employees in his or her group) then, at the discretion of the Company:
(i) the employee shall not receive a separate bonus payment for such quarter, and
(ii) instead, once the employee has completed the required training or has performed such other responsibilities, and the Human Resources department has been notified of such successful completion or performance in writing by the employee’s supervisor or higher level manager, the employee’s bonus payment on the next regularly scheduled bonus payment date (or if there is no next regularly scheduled bonus payment date with respect to 2006, on such date as the Company shall select) will be calculated based on cumulative performance on the applicable metrics through the most recently ended quarter of 2006 less bonuses already paid under this Plan to such employee.
Notwithstanding the provisions of the preceding sentence, if an employee does not complete any Company required training or perform any other required responsibilities within one quarter following the quarter in which such training or other responsibilities were first due, the Company, in its discretion, may permanently withhold the bonus payment otherwise payable with respect to the quarter in which such training or other responsibilities were first due.

2006 Cricket Non-Sales Bonus Plan

SECTION 5 — GENERAL PROVISIONS
5.1	Administration
The Chief Executive Officer, Sr. Vice President Human Resources, and the Director, Compensation and Benefits responsible for compensation systems (the “Committee”) shall administer this Plan for the Company. The Committee shall have the authority to delegate responsibility for performance of administrative functions necessary for administration of the plan.
The interpretation of any provisions of the Plan by the Chief Executive Officer shall be final unless otherwise determined by the Board of Directors and/or the Compensation Committee of the Company. The Chief Executive Officer is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary for its administration. The Plan is intended to be reviewed and approved by the Chief Executive Officer not less often than semi-annually and may be amended or terminated at any time in the Chief Executive Officer’s sole discretion.
The Chief Executive Officer shall have the authority to establish performance criteria and calculate bonus award amounts.
Bonuses for all participants must be reviewed and approved by the Chief Executive Officer. Because bonuses calculated under the Plan can reward or penalize a participant for developments unrelated to his/her own efforts, the Chief Executive Officer reserves the right to make adjustments to bonuses calculated under the terms of the Plan when, in the Chief Executive Officer’s opinion, it would be inequitable or inappropriate to pay the bonus otherwise calculated under this Plan. It also remains the Chief Executive Officer’s prerogative, in the Chief Executive Officer’s sole discretion, to refrain from paying bonuses to participants who may attain the payment criteria specified in this Plan but have otherwise failed to perform satisfactorily or have failed to perform in a correct and efficient manner in accordance with the known or published policies and procedures of the Company. In addition, the Chief Executive Officer may adjust bonuses otherwise payable under the Plan to the extent he or she determines that the financial results, position or interests of the Company make it prudent, in the Chief Executive Officer’s sole discretion, to make such adjustments.
If the Company has not finalized the calculation of Performance Metric Results at the time any bonus payment under this Plan is to be paid in accordance with Company payroll practices, the Company may estimate any applicable metric result, and calculate and pay bonus awards based on such estimated metric(s). The Company may, but shall not be required to, adjust the bonus payments once the calculation of the metric results are finalized. Similarly, if the Company revises the calculation of any metric result after paying bonus awards based on such metric result, the Company may, but shall not be required to, adjust the bonus payments

2006 Cricket Non-Sales Bonus Plan

5.2	Employment Rights
The establishment of this Plan shall not confer legal rights upon any employee for the continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and/or treat him/her without regard to the effect that such treatment might have upon him/her under this Plan. All employees covered by this Plan remain “at will” employees unless otherwise expressly agreed in writing in a separate contract.
5.3	Applicable Laws
The Plan shall be governed by and construed according to the laws of the State of California.

2006 Cricket Non-Sales Bonus Plan

ATTACHMENTS TO THE PLAN
     Attachment I — Allocation of Bonus $’s to Business Unit Level by Participant for the First Quarter

			Tied to				Tied to	Tied to
Employee	Functional Area or		Total	Tied to	Tied to	Tied to	Launch	Indiv	Total
Group	Position	Level	Company	Region	Area	Market	Project	Results	Bonus
Corporate Employees		< Director	100%						100%
Corporate Employees		Director +	75%					25%	100%

Regional Employees
	Field IT	< Director	50%	50%					100%
	Field HR	< Director	50%	50%					100%
	Field Finance	< Director	50%	50%					100%
	Tech Ops-Region	< Director	50%	50%					100%
	Tech Ops-Market	< Director	50%	50%					100%
	Reg’l G&A	< Director	50%	50%					100%
	Reg’l Marketing Mgrs	< Director	50%	50%					100%
	Reg’l COM’s	< Director	50%	50%					100%

	Field HR	Director +	37.5%	37.5%				25%	100%
	Field Finance	Director +	37.5%	37.5%				25%	100%
	Tech Ops (All)	Director +	37.5%	37.5%				25%	100%
	Reg’l Sales Directors	Director +	37.5%	37.5%				25%	100%

Area Employees
	AGM	Director +	37.5%		37.5%			25%	100%
	Area COM’s	< Director	50%		50%				100%
	Admin Assist to AGM	< Director	50%		50%				100%
	Receptionist	< Director	50%		50%				100%

Market Employees
	District Directors	Director +	25.0%			50%		25%	100%
	District Managers	< Director	50%			50%			100%
	Market GM’s	Director +	37.5%			37.5%		25%	100%
	Market Mgrs	< Director	50%			50%			100%
	Market COM’s	< Director	50%			50%			100%
	Marketing Mgrs	< Director	50%			50%			100%
	Admin Assistants	< Director	50%			50%			100%
	Customer Svc Assist	< Director	50%			50%			100%
	Analyst Project	< Director	50%			50%			100%

Launch Employees
	Directors and above	Director +	37.5%				37.5%	25%	100%
	All positions below director level	< Director	50%				50%		100%

*	Market refers to the specific Market where an employee works.

**	Participants / positions listed are for example purposes only and are not intended to include all positions

2006 Cricket Non-Sales Bonus Plan

Attachment IA — Allocation of Bonus $’s to Business Unit Level by Participant for the Second, Third and Fourth Quarters

			Tied to				Tied to	Tied to
Employee	Functional Area or		Total	Tied to	Tied to	Tied to	Launch	Indiv	Total
Group	Position	Level	Company	Region	Area	Market	Project	Results	Bonus
Corporate Employees		< Director	75%					25%	100%
Corporate Employees		Director +	75%					25%	100%

Regional Employees
	Field IT	< Director	37.5%	37.5%				25%	100%
	Field HR	< Director	37.5%	37.5%				25%	100%
	Field Finance	< Director	37.5%	37.5%				25%	100%
	Tech Ops-Region	< Director	37.5%	37.5%				25%	100%
	Tech Ops-Market	< Director	37.5%	37.5%				25%	100%
	Reg’l G&A	< Director	37.5%	37.5%				25%	100%
	Reg’l Marketing Mgrs	< Director	37.5%	37.5%				25%	100%
	Reg’l COM’s	< Director	37.5%	37.5%				25%	100%

	Field HR	Director +	37.5%	37.5%				25%	100%
	Field Finance	Director +	37.5%	37.5%				25%	100%
	Tech Ops (All)	Director +	37.5%	37.5%				25%	100%
	Reg’l Sales Directors	Director +	37.5%	37.5%				25%	100%

Area Employees
	AGM	Director +	37.5%		37.5%			25%	100%
	Area COM’s	< Director	37.5%		37.5%			25%	100%
	Admin Assist to AGM	< Director	37.5%		37.5%			25%	100%
	Receptionist	< Director	37.5%		37.5%			25%	100%

Market Employees
	District Directors	Director +	25.0%			50.0%		25%	100%
	District Managers	< Director	25.0%			50.0%		25%	100%
	Market GM’s	Director +	37.5%			37.5%		25%	100%
	Market Mgrs	< Director	37.5%			37.5%		25%	100%
	Market COM’s	< Director	37.5%			37.5%		25%	100%
	Marketing Mgrs	< Director	37.5%			37.5%		25%	100%
	Admin Assistants	< Director	37.5%			37.5%		25%	100%
	Customer Svc Assist	< Director	37.5%			37.5%		25%	100%
	Analyst Project	< Director	37.5%			37.5%		25%	100%

Launch Employees
	Directors and above	Director +	37.5%				37.5%	25%	100%
	All positions below director level	< Director	37.5%				37.5%	25%	100%

*	Market refers to the specific Market where an employee works.

**	Participants / positions listed are for example purposes only and are not intended to include all positions

***	Certain geographic situations may make the above allocations impractical, in which case the allocations may be tied at least one level “higher” than the level noted above

2006 Cricket Non-Sales Bonus Plan

2006 Cricket Non-Sales Bonus Plan

Attachment II — Weighting of Performance Metrics

Metric	Measurement	Weighting	Definition
OIBDA	YTD v. Plan	50%	Operating Income before depreciation, amortization, tax and interest. By definition, this excludes the effects of: reorganization items; other income (expense); gains on sale of wireless licenses; impairment of intangible or long-lived assets and related charges; and stock-based compensation awards. This measure is generally used to approximate the cash generated by operations (before capital expenditures).
Net Adds	YTD v. Plan	50%	Net growth in the customer base; equals gross additions minus First Bill Non Pays (FBNP) minus net deactivations
Total		100%
Attachment III —Payout Scale for Individual Performance Component for Director Level Employees or Above at Various Levels of Attainment (to be pro-rated to reflect that amount of the bonus award in the period represented by individual performance achievement).

Quarter End Rating	% Payout
Top Performer	200%
Outstanding Performer	150%
Successful Performer	100%
Needs Improvement	0

**	Please note that any payments for Q1, Q2 or Q3 are capped at 100% payout (pro-rated). The amounts noted for payout above 100% are available only at the end of the fourth quarter, up to the maximum of 200% (pro-rated).

2006 Cricket Non-Sales Bonus Plan

Attachment IV — Payout Scale for Individual Performance Component for Employees below the Director Level at Various Levels of Attainment (to be pro-rated to reflect that amount of the bonus award in the period represented by individual performance achievement).

Quarter End Rating	% Payout
Top Performer	100%
Outstanding Performer	100%
Successful Performer	100%
Needs Improvement	0
Attachment V — Payout Scale for Performance Metrics at Various Levels of Attainment

OIBDA (50%)
Total Company		Region		Area		Market
YTD		YTD		YTD		YTD
Achievement	% Payout	Achievement	% Payout	Achievement	% Payout	Achievement	% Payout
Level % *	**	Level % *	**	Level % *	**	Level % *	**
<90%	0%	<90%	0%	<85%	0%	<85%	0%
90.00%	50%	90.00%	50%	85.00%	50%	85.00%	50%
100.00%	100%	100.00%	100%	100.00%	100%	100.00%	100%
110.00%	200%	110.00%	200%	115.00%	200%	115.00%	200%

Net Adds (50%)
Total Company		Region		Area		Market
YTD		YTD		YTD		YTD
Achievement	% Payout	Achievement	% Payout	Achievement	% Payout	Achievement	% Payout
Level % *	**	Level % *	**	Level % *	**	Level % *	**
<70.00%	0%	<70.00%	0%	<60%	0%	<60%	0%
70.00%	50%	70.00%	50%	60.00%	50%	60.00%	50%
100.00%	100%	100.00%	100%	100.00%	100%	100.00%	100%
150.00%	200%	150.00%	200%	160.00%	200%	160.00%	200%
Please note that any payments for Q1, Q2 or Q3 according to the payout scales above are capped at 100% payout (pro-rated). The amounts noted for payout above 100% are available only at the end of the fourth quarter, up to the maximum of 200% (pro-rated).

**	The above payout levels contain only specific points of achievement and % payouts. Amounts achieved between the specific points noted and the corresponding bonus award multipliers will be determined by a calculation based on the known points and payout factors.